UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2018
 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Delaware	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2018, the Board of Directors of Progress Software Corporation (“Progress”) expanded the size of the Board from seven members to nine and appointed Sam King and Angela Tucci to the Board, effective immediately. It has not yet been determined on which, if any, standing committees of the Board Ms. King or Ms. Tucci will serve.

Ms. King is currently Senior Vice President, General Manager and Chief Strategy Officer of Veracode, the application security business of CA Inc. CA acquired Veracode in July 2017. In her role as General Manager of Veracode, Ms. King is responsible for all functions of the business unit. From August 2015 until July 2017, Ms. King was the Chief Strategy Officer of Veracode. Prior to that time, from April 2012 until July 2015, Ms. King was Executive Vice President, Product Strategy and Corporate Development GM, Mobile at Veracode. Ms. King joined Veracode in November 2006 and also served as Veracode’s Senior Vice President, Product Marketing and Vice President, Service Delivery.

Ms. Tucci is currently Chief Executive Officer of Apto, Inc., a provider of web-based software for commercial real estate brokers. Ms. Tucci became Chief Executive Officer of Apto in August 2017. Prior to that time, Ms. Tucci was General Manager, Agile Management Business Unit of CA from September 2015 until July 2017. Prior to that time, Ms. Tucci was Chief Revenue Officer, Office of the CEO of Rally Software from December 2014 until August 2015, when Rally was acquired by CA. Ms. Tucci joined Rally Software in December 2013 as Chief Marketing Officer. From January 2011 until August 2013, Ms. Tucci was Chief Strategy Officer of Symantec Corporation.

Subject to the approval of the Compensation Committee and in connection with their appointment to the Board, Ms. King and Ms. Tucci will each be granted deferred stock units having a value equal to $300,000 under, and will otherwise participate in, Progress’ Non-Employee Director Compensation Program. The vesting for such deferred stock units will be over a 60-month period, beginning on March 1, 2018, the first day of the month following the appointments to the Board. Deferred stock units are settled upon a director’s separation from service from the Board of Directors or change in control, if earlier, and not upon vesting.

There are no family relationships between either Ms. King or Ms. Tucci and any of Progress’ directors or executive officers. There is no arrangement or understanding between either Ms. King or Ms. Tucci and any other person pursuant to which they were selected as a director, nor are we aware, after inquiry of Ms. King and Ms. Tucci, of any related-person transaction or series of transactions required to be disclosed under the rules of the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure

On February 20, 2018, Progress issued a press release announcing the appointments of Ms. King and Ms. Tucci, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Progress Software Corporation dated February 20, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 20, 2018	Progress Software Corporation

		By:	/s/ STEPHEN H. FABERMAN
Stephen H. Faberman
Chief Legal Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Progress Software Corporation dated February 20, 2018